Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Form S-1 Registration Statement (No. 333-174085) of Patient Safety Technologies, Inc. (the “Company”) of our report dated March 18, 2013 relating to our audit of the Company’s consolidated financial statements, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 18, 2013.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
May 7, 2013